UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2014 (April 16, 2014)

COMMITTED CAPITAL ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	333-192586	45-4345803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue 22nd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-759-2020

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to update the audited financial statements as of April 21, 2014 to reflect the receipt of additional proceeds received from the 1,000,000 units sold pursuant to the exercise of the over-allotment option of the underwriters on April 21, 2014.

Item 8.01.  Other Events.

On April 21, 2014, Committed Capital Acquisition Corporation II (the “Company”) announced that it had closed the sale of 1,000,000 units subject to the exercise of an over-allotment option granted to the underwriters in its initial public offering (the “Offering”), generating gross proceeds of $5,000,000. The representative of the underwriters has notified the Company that the underwriters will not be exercising their over-allotment option with regard to the remaining 50,000 units subject to the over-allotment option.

Each unit purchased by the underwriters consists of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $5.00 per whole share; provided, however, that such warrants may not be exercised for a fractional share, so that only an even number of warrants may be exercised at any given time by a holder thereof. The units were sold at an offering price of $5.00 per unit, bringing total gross proceeds to the Company from the 8,000,000 units sold in its Offering (including the 1,000,000 units sold pursuant to the over-allotment option) to $40,000,000. All of the gross proceeds were placed in a trust account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the Company to pay income or other tax obligations and to fund its working capital requirements, none of the funds held in the trust account will be released until the earlier of (i) the consummation of an initial business transaction, (ii) subject to the requirements of state law, the Company’s redemption of the public shares sold in the Offering if the Company is unable to consummate its initial business transaction within 24 months from the date of effectiveness of the registration statement for the Offering, or (iii) the Company’s liquidation (if no redemption occurs).

In addition, the Company announced that commencing on May 5, 2014, the Company expects that the holders of the Company’s units may elect to separately trade the common stock and warrants included in the Company’s units. Those units not separated will continue to trade under the symbol CCAQU, and each of the common stock and warrants will trade under the symbols CCAQ and CCAQW, respectively. On April 21, 2014, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the exercise by the underwriters of their over-allotment option and the separate trading of the common stock and warrants.

Audited financial statements as of April 21, 2014 reflecting the receipt of the proceeds by the Company in connection with the closing of the Offering have been issued by the Company and are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release, dated April 21, 2014.*
99.2	Audited Financial Statements.

* Previously filed as the like numbered exhibit to our Current Report on Form 8-K, filed with the SEC on April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation II

April 24, 2014	By:	/s/ Michael Rapp
		Name:	Michael Rapp
		Title:	Chief Executive Officer and Chairman